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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:
/ /	Preliminary proxy statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive proxy statement
/ /	Definitive additional materials
/ /	Soliciting material pursuant to §240.14a-11(c) or §240.14a-12
BIONEBRASKA, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transactions applies:
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	(4)	Proposed maximum aggregate value of transaction:
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/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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BIONEBRASKA, INC.
3820 N.W. 46th Street
Lincoln, Nebraska 68524-1637

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON July 27, 2000

    The Annual Meeting of all holders of Common Stock and voting Preferred Stock of BioNebraska, Inc. (the "Company") will be held on Thursday, July 27, 2000, at 3:30 p.m., at The Marquette Hotel, 7th Street and Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

  1.
  To elect seven (7) members to serve as the Board of Directors for the ensuing year;

  2.
  To ratify an amendment to the Company's 1993 Stock Plan (the "Stock Plan") to increase by 600,000 the number of shares available under the Stock Plan; and

  3.
  To transact any other business that may properly come before the meeting, or any adjournments or continuations of the meeting.

    The Board of Directors has fixed the close of business on June 7, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

                      By Order of the Board of Directors,

                      Thomas R. Coolidge
                       Chairman of the Board and
                      Chief Executive Officer

Lincoln, Nebraska
June 26, 2000

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed postpaid envelope, whether or not you expect to attend in person. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

BIONEBRASKA, INC.

PROXY STATEMENT

    The accompanying Proxy is solicited on behalf of the Board of Directors of BioNebraska to be voted at the Annual Meeting of Stockholders to be held on Thursday, July 27, 2000, at 3:30 p.m., or at any adjournments of the meeting. This Proxy Statement is furnished to the holders of Common Stock and convertible Preferred Stock with voting rights (Series B through G) of BioNebraska, Inc., a Delaware corporation. BioNebraska, Inc. will pay the costs of this solicitation. In addition to solicitation by mail, officers and directors of BioNebraska may solicit proxies by telephone, facsimile or in person. The mailing of this Proxy Statement commenced on or about June 26, 2000. Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by appearing in person and requesting revocation at the annual meeting. If the proxy is not revoked in this manner, the shares represented by the proxy will be voted.

    The total number of shares outstanding as of June 7, 2000 and entitled to vote at the meeting consists of the following:

Class of Stock	Number of Shares Outstanding	Number of Votes
Common, $.01 par value	7,085,181	7,085,181
Series B Convertible Preferred	16,365	233,786	*
Series C Convertible Preferred	21,000	300,000	*
Series D Convertible Preferred	60,739	867,700	*
Series E Convertible Preferred	17,070	243,857	*
Series F Convertible Preferred	110,118	1,376,475	*
Series G Convertible Preferred	50,000	645,161	*

*
equal to the number of shares of Common Stock into which it is convertible.

    The foregoing securities comprise an aggregate of 10,752,160 votes eligible to be cast at the Annual Meeting. The Common Stock and all series of Preferred Stock will vote together as a single class at the Annual Meeting. There is no cumulative voting for the election of directors.

    Only holders of record of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at the close of business on June 7, 2000 will be entitled to vote at the annual meeting. The Series A Preferred Stock normally has no voting rights. The presence in person or by proxy of the holders of two-thirds of the voting power entitled to vote at the annual meeting will constitute a quorum for the transaction of business. If an executed proxy is returned by a broker holding shares in "street name" indicating that the broker does not have discretionary authority as to those shares to vote on one or more matters, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to matters upon which those shares could be voted.

    The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 is being mailed to stockholders with this Proxy Statement. BioNebraska's principal offices are located at 3820 N.W. 46th Street, Lincoln, Nebraska 68524, its telephone number is (800) 786-2580 and its facsimile number is (402) 470-2345.

PROPOSAL ONE
ELECTION OF DIRECTORS

    The Board of Directors has established the number of directors to be elected at the annual meeting at seven. All of the current members of the Board of Directors will stand as the management slate for election at the Annual Meeting. Unless otherwise indicated, each director nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. It is anticipated that proxies will be voted for the nominees listed below and that each nominee will serve if elected. However, if a nominee is unable to serve as a director, the persons named in the proxies may in their discretion vote for any substitute nominee proposed by the Board of Directors.

Names, Ages and Business Experience of Director Nominees

    The names and ages of the nominees, their principal occupations and other information are set forth below, based upon information furnished to the Company by the nominees.

Name	Age	Director Since
Thomas R. Coolidge, J.D.	66	1989
Fred W. Wagner, Ph.D.	60	1989
Walter R. Barry, III	34	1993
Grant W. Denison, Jr.	51	1999
Stephen W. Jenks	57	1998
Erich Sager	42	1998
Richard A. de Souza	47	2000

    Thomas R. Coolidge, J.D., a founder of BioNebraska, has been employed by the Company since its inception in 1989 and serves as its Chairman and Chief Executive Officer. From 1987 through 1988, he was President and Chief Executive Officer of Finn Sugar U.S., Inc., Schaumberg, Illinois, which provided specialty enzyme and sweetener products and specialty chemicals to the North American food markets. From 1982 through 1987, he was a Principal in the Stenbeck Group of New York City, where he was instrumental in winning the "private side" cellular radio telephone license for all of the United Kingdom with a U.K. partner and represented that Group's ownership in connection with the successful building and launching of that cellular system, known as "Vodafone," to cover the licensed market. From 1975 through 1982, Mr. Coolidge served as the Executive Vice President of Parsons & Whittemore, Inc., a large privately-held paper pulp and machinery producer, with offices in New York City, where among his responsibilities were the financing, construction and start up of one of the largest single-line pulp mills at the time, located in Alabama. From 1960 through 1974, he practiced business and financial law as an associate and partner of a Wall Street law firm. Mr. Coolidge is a graduate of Harvard College and Harvard Law School.

    Fred W. Wagner, Ph.D., a founder of BioNebraska, has been employed by the Company since its inception in 1989 and serves as its President and Chief Scientist. He became a faculty member of the University of Nebraska-Lincoln in the Department of Biochemistry in 1968, and a Professor in 1980. Dr. Wagner retired as an active member of the faculty at the end of 1995 and now works full time for the Company. Dr. Wagner's areas of research interest include metallo-proteins and metallo-enzymes, proteolytic enzymes and the immobilization, manipulation and purification of proteins. He is an author of more than 50 articles in scientific journals and of chapters in five books. Dr. Wagner received his Ph.D. in Biochemistry from Texas A&M University.

    Walter R. Barry, III, has been a director of BioNebraska since December 1993. Since 1999, Mr. Barry has been Chairman and Chief Executive Officer of viaMD.com, a business-to-business e-commerce company focused on the medical device industry. From March 1994 to August 1998, Mr. Barry was the Director of Business Development for First Physician Care, Inc., a physician group practice management company in Atlanta, Georgia. Prior to that, Mr. Barry was Director of Communications of CareNetwork, a publicly-traded HMO, from July 1991 to February 1994. From July 1989 to June 1991, Mr. Barry was an Analyst in the Corporate Finance Department at the New York investment banking firm of Dillon, Read & Company, Inc. Mr. Barry graduated from Princeton University in 1989.

    Grant W. Denison, Jr., has been a Director of BioNebraska since October 1999. Mr. Denison is the Chief Executive Officer and Chairman of the Board of BioMarin Pharmaceutical, Inc., a pharmaceutical development company. Prior to joining BioMarin, Mr. Denison served as President, Consumer Products and Corporate Senior Vice President, Business Development at Searle, a pharmaceutical company, from July 1993 to April 1997. Prior to that, he held positions as Vice President Corporate Planning and President, U.S. Operations, at Monsanto Company, Vice President, International Operations at Squibb Medical Systems, and Vice President, Planning and Business Development at Pfizer, Inc. Mr. Denison also serves as a director of BioSyn, Nastech Pharmaceutical Company Inc., Dentalview, Inc. and Clubb BioCapital. Mr. Denison received an A.B. in Mathematical Economics from Colgate University and an M.B.A. from Harvard Graduate School of Business Administration.

    Stephen W. Jenks, has been a director of BioNebraska since March 1998. Mr. Jenks has been President of Hollenbeck Investments, a private investment company which he founded, since 1994. He also has an active consulting practice serving wealthy individuals, private companies and start-up companies. From 1970 to 1994, he was with J.P. Morgan in New York and London where his responsibilities at various times involved the shipping business, project finance, Africa, and distressed loans. Mr. Jenks graduated from the University of Pittsburgh and the Wharton School Business of the University of Pennsylvania.

    Erich Sager, has been a director of BioNebraska since July 1998. He is the Managing Partner of LaMont Asset Management SA, a private investment management firm. Before joining LaMont, he was head of private banking at Dresden Bank (Switzerland) Ltd. in Zurich. He is a member of the Board of Directors of BioMarin, Inc., a private U.S. medical biotechnology company specializing in replacement enzyme therapy, and of Comptec Industries Ltd., a publicly held Canadian company that manufactures specialty plastic components.

    Richard A. de Souza, was appointed to serve as a director of BioNebraska effective June 7, 2000. He is currently President, Pharmaceuticals Europe and Asia in Warner Lambert/Parke-Davis. Mr. de Souza was previously with SmithKline Beecham for 22 years, rising to the position of Chairman, European Pharmaceuticals. He is a registered Pharmacist and commenced his career in Manufacturing before moving to Marketing, then Business Development and Finance. At SmithKline Beecham, he served as Marketing Director/Vice President for Asia, Middle East and Africa and Senior Vice President and Director, Marketing for Europe and the United States. He also held a broad range of General Manager/Regional Manager assignments throughout the world. Mr. de Souza serves on the academic advisory board of INSEAD in Fontainebleau, France and other academic advisory boards. He is a frequent speaker on elements of corporate strategy and related topics.

    Meetings.  The Board of Directors met four times during fiscal year 1999. Each current director who served as a director in fiscal 1999 attended at least seventy-five percent of the meetings of the Board of Directors and board committees on which the director served.

    Committees.  The Board of Directors has appointed a Compensation Committee which is currently comprised of Messers Barry, Jenks, and Sager. The Compensation Committee, which met once during

1999, assists the Board in developing compensation plans and administers incentive and compensation programs and the Stock Plan.

    BioNebraska does not have a nominating committee. However, its bylaws permit stockholders to nominate one or more persons for election as a director by giving timely written notice to the Secretary of BioNebraska prior to the meeting at which directors are to be elected. To be timely, the notice must be given by the stockholder to the Secretary between 45 and 60 days prior to a meeting date corresponding to the previous year's annual meeting. The written notice must contain information about the stockholder and the person(s) nominated by the stockholder, including, among other things, the following:

  •
  the stockholder's name and address of record;

  •
  a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting;

  •
  the name, age, business and residence addresses and principal occupation of each nominee;

  •
  a description of all arrangements or understandings between the stockholder and each nominee;

  •
  the names of any other persons pursuant to which the nomination or nominations are to be made by the stockholder;

  •
  any other information that would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s); and

  •
  the nominee's consent to serve as a director if so elected.

BioNebraska may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as director. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with this procedure, the person will not be eligible for election as a director.

    Vote Required.  The affirmative vote of a majority of voting power of the outstanding shares of BioNebraska's Common Stock and Series B, C, D, E, F and G Preferred Stock present and voting, either in person or by proxy, at the Annual Meeting is required for election of the nominees.

The Board of Directors Recommends that Stockholders Vote "For"
the Election of the Nominees.

Executive Officers and Other Members of Management of the Company

    The executive officers and other members of management of the Company are as follows:

Name	Age	Position
Thomas R. Coolidge	66	Chairman, Chief Executive Officer, Secretary and Director
Fred W. Wagner, Ph.D.	60	President, Chief Scientist, Treasurer and Director
Barton Holmquist	57	Senior Vice President, Research and Development
David S. Walker	39	Senior Vice President and Chief Financial Officer
Malcolm Riddell	62	Managing Director—Facilities Construction
Mario R.W. Ehlers, M.B., Ch. B. and Ph.D.	41	Vice President and Chief Medical Officer
Christopher S. Hickey	48	Vice President of Production Management
James A. Williams, Ph.D.	40	Vice President and Director of Regulatory Affairs and Molecular Biology
Kris K. Christianson	42	Director of Quality Control and Bioanalytics
Daniel R. Strydom, Ph.D.	55	Director of Research

    A summary of the business experience of Mr. Coolidge and Dr. Wagner is included with the description of the Board of Directors above. The following is a brief summary of the business experience of the Company's other executive officers and members of management.

    Barton Holmquist, Ph.D., Senior Vice President, Research and Development, has been with the Company since February 1994, having previously been a Harvard Medical School faculty member (Associate Professor in the Department of Biological Chemistry and Molecular Pharmacology). He received his Ph.D. degree in 1969 from the University of California, Santa Barbara in chemistry and joined a renowned research group at Harvard where he studied in numerous areas of peptide chemistry and biochemistry, including the enzymology of hypertension and alcoholism. He has published extensively (over 110 publications) in these and other areas including the role of metals in biology and ways of examining them, analytical methods, and other aspects of enzymology. Prior to joining the Company, he was a consultant for the Company since its inception.

    David S. Walker, joined the Company in June 2000 and serves as its Senior Vice President and Chief Financial Officer. From 1996 to 2000, he was Chief Financial Officer of Arbor Acres Farm, Inc., an agribusiness company, with overall responsibility for the finance and information technology functions of the company. From 1993 to 1996, Mr. Walker served as Vice President—Finance and Information \Technology of Fisons Corporation, a pharmaceuticals company, having the similar responsibilities and managing a staff of 40 persons.

    Malcolm Riddell, Managing Director of Facilities Construction, has been employed by the Company since September 1989. From 1980 to 1989, he was President and Chief Executive Officer of Plaskon Electronic Materials, Inc., a manufacturer of sophisticated materials for the epoxy encapsulation of semi-conductors. Prior to then, Mr. Riddell was employed in several managerial posts by Allied Chemical Corporation. Mr. Riddell is a graduate in science and engineering from Fairleigh Dickenson University.

    Mario R.W. Ehlers, M.B., Ch.B. (equivalent to M.D.) and Ph.D., joined the Company in June 1998 as its Vice President and Chief Medical Officer. Dr. Ehlers received his M.B., Ch.B. and Ph.D. in biochemistry at University of Cape Town in South Africa. Subsequently he served for seven years as a researcher and instructor at the Center for Biochemical and Biophysical Sciences for Medicine at Harvard Medical School. From 1992 to 1998, he served as the Chairman of the Department of Medical

Biochemistry at the University of Cape Town. Dr. Ehlers combines strong credentials in the biochemistry of endocrine peptides with extensive medical and clinical experience.

    Christopher S. Hickey, joined the Company in July 1997 as the Vice President of Production Management. Prior to joining the Company, Mr. Hickey was employed by Somatogen in Boulder, Colorado for five years, where his responsibilities included fermentation and purification process development, production of clinical supplies, maintenance and metrology. Before joining Somatogen, he worked for Monsanto in St. Louis, Missouri for fifteen years. While at Monsanto he was involved in the design, construction, startup and operation of their pilot plant for the production of proteins from recombinant DNA technology. The Monsanto pilot plant experience resulted in his participation on the startup team for the world's largest commercial recombinant DNA protein production facility. He received his M.S. in Microbiology from Clemson University in 1977.

    James A. Williams, Ph.D., has been an employee of the Company since November 1996 and serves as Vice President and Director of Regulatory Affairs and Molecular Biology. He received his Ph.D. in Genetics from the University of Alberta and subsequently spent three years postdoctoral training at the University of Wisconsin. Prior to joining BioNebraska, he was employed as a Section Manager by Ophidian Pharmaceuticals, Inc. in Madison, Wisconsin for three years, where his responsibilities included cloning and E. coli expression vector development for multiple target proteins, and the development of scalable E. coli fermentation and protein purification methodologies for large scale manufacture of target proteins. He was responsible for the development of the E. coli master and working cell banks, fermentation methodologies, and downstream recombinant protein purification procedures for cGMP manufacture of two recombinant proteins that are currently utilized in a clinical development collaboration with a large pharmaceutical company.

    Kris K. Christianson has been with the Company since 1994 and serves as the Director of Quality Control and Bioanalytics. She is responsible for method development and validation, product testing and evaluation of biological fluids for products. Before joining BioNebraska, she worked for Abbott Laboratories, North Chicago, Illinois, for two years, where her responsibilities included construction and expression of recombinant proteins, purification and characterization of proteins and development of immunoassays. She was engaged in animal vaccine research and development at SmithKline Beecham Animal Health, Lincoln, Nebraska for six years prior to working at Abbott. She worked in the toxicology section of Midwest Laboratories, Kansas City, Missouri, for two years after receiving a M.S. in Microbiology from Kansas State University in 1983. She is an author of more than ten articles in scientific journals.

    Daniel J. Strydom, Ph.D., has been with the Company since December 1996 and serves as Director of Research with the Peptide Group. He is primarily responsible for research on the purification and structural purity of the various peptides of interest to the Company. He received his Ph.D. in Physical Chemistry from the University of South Africa in 1972 and his post-doctoral training at Harvard Medical School in 1973 and 1974. From 1966 to 1978, his research on various aspects of protein and peptide chemistry was carried out at the National Chemical Research Laboratories of the South African Council for Scientific and Industrial Research. From 1978 until December 1996, he carried out research in the Center for Biochemical and Biophysical Sciences and Medicine at Harvard Medical School in Boston and was Assistant Professor in the Department of Pathology at Harvard for the last 10 years. He has authored more than 60 articles in scientific journals, and has been active in protein and peptide chromatographic studies while serving on the editorial boards of "Analytical Biochemistry" and "Journal of Chromatography". He is a member and has served on various committees of the Association of Biomolecular Research Facilities (ABRF), an international organization which is concerned with establishing and maintaining high standards of analytical competence in the biotechnical industry and the biochemical field at universities.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

Summary of Cash and Other Compensation

    The following table shows, for the fiscal years ending December 31, 1999, 1998 and 1997, the cash compensation paid by BioNebraska, as well as other compensation paid or accrued to those years, to Thomas R. Coolidge, BioNebraska's Chairman and Chief Executive Officer, and to each of the four other most highly compensated executive officers whose total cash compensation exceeded $100,000 during fiscal year 1999 (together with Messrs. Coolidge and Wagner, the "Named Executive Officers") in all capacities in which they served:

Summary Compensation Table

Long-Term Compensation Awards
			Annual Compensation(1)				Securities Underlying Options (# Shares)
Fiscal Year
Name and Principal Position			Salary		Bonus
Thomas R. Coolidge Chairman of the Board, Chief Executive Officer and Secretary	1999 1998 1997		$ $ $	294,745 256,300 233,300	$ $ $	58,949 64,075 55,000	300,000 — —
Fred W. Wagner President, Chief Scientist and Treasurer	1999 1998 1997		$ $ $	253,000 220,000 200,000	$ $ $	50,600 55,000 47,000	100,000 — —
Barton Holmquist Senior Vice President, Research and Development	1999 1998 1997		$ $ $	177,100 154,000 140,000	$ $ $	35,420 38,500 33,000	25,000 — —
Malcolm Riddell Managing Director of Facilities Construction	1999 1998 1997		$ $ $	150,000 130,000 130,000		$30,000 — —	— — —
Mario Ehlers Vice President and Chief Medical Officer	1999 1998	(1)	$ $	144,000 72,917		$28,800 —	10,000 40,000

(1)
Dr. Ehlers joined the Company in June 1998; salary reflects a partial year.

Stock Plan

    The BioNebraska, Inc. 1993 Stock Plan currently authorizes the grant of options to purchase up to 1,540,000 shares of Common Stock and provides for the granting of stock options to key employees, consultants and directors of the Company. A summary of the 1993 Stock Plan appears at Proposal Two of this proxy statement.

Option Grants

    The following table contains information concerning the grant of stock options under the BioNebraska, Inc. Stock Plan to the Named Executive Officers during the year ended December 31, 1999:

Option Grants in Last Fiscal Year

Individual Grants
		% of Total Options Granted to Employees in Fiscal Year					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
					Market Price on Date of Grant
	Options Granted			Exercise Price Per Share		Expiration Date
Name							5%	10%
Thomas R. Coolidge	300000	41.6	(1)	$8.00	$8.00	2/01/04	$663,076	$1,465,224
Fred W. Wagner	100000	13.9	(1)	$8.00	$8.00	2/01/04	272,077	617,249
Barton Holmquist	25000	3.4		$8.00	$8.00	2/01/04	81,420	189,743
Malcolm Riddell	—	—		—	—	—	—	—
Mario Ehlers	10000	1.4		$8.00	$8.00	2/01/04	38,196	91,487

(1)
The total number of options held by Mr. Coolidge and Dr. Wagner represent 24% and 12%, respectively, of the total options outstanding under the Stock Plan.

Option Exercises and Year-End Values

    No stock options were exercised by the Named Executive Officers during the year ended December 31, 1999. The following table sets forth certain information regarding exercisable options held by each of the Named Executive Officers at the end of the year ended December 31, 1999.

	Aggregated Option Exercises in Last Fiscal Year and Option Values at Fiscal Year Ended
			Number of Securities Underlying Unexercised Options at December 31, 1999
					Value of Unexercised In-the-Money Options at December 31, 1999(1)
	Shares Acquired on Exercise(#)
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas R. Coolidge	—	—	180,000	200,000	$990,000	$900,000
Fred W. Wagner	—	—	113,334	66,666	690,003	299,997
Barton Holmquist	—	—	73,334	16,666	487,503	74,997
Malcolm Riddell	—	—	50,000	—	345,000	—
Mario Ehlers	—	—	16,668	33,332	88,340	176,660

(1)
Represents only options that were "in-the-money" on December 31, 1999. The value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1999 and the exercise price of the options, times the number of options outstanding. Fair market value was determined based upon the last sales price at which the Company sold Common Stock in a private placement.

Employment Agreements

    Mr. Coolidge, Dr. Wagner and Dr. Holmquist have entered into employment agreements with BioNebraska, under which either party may terminate the contract on one year's notice. BioNebraska has also entered into employment agreements with Mr. Walker, Mr. Riddell and Dr. Ehler, which can be terminated by either the employee or the Company. The agreements can be terminated on nine month's notice for some officers and six month's notice for others.

    All of the officers and employees of BioNebraska, including Mr. Coolidge, Dr. Wagner, Dr. Holmquist, Mr. Walker, Mr. Riddell and Dr. Ehlers, have signed agreements with the Company which incorporate provisions for Company ownership of all inventions and technology conceived by them which pertain to the Company's business, and the safeguarding of BioNebraska's confidential information and trade secrets. All of the employment agreements with the officers and key employees contain covenants prohibiting the employee from (i) competing with BioNebraska, (ii) interfering with its business or business relationships, and (iii) soliciting any BioNebraska personnel (employees and independent contractors) for employment elsewhere, during employment with BioNebraska and thereafter for specified periods after termination of employment and in the event certain compensation is paid to the officer or key employee.

Compensation of Directors

    All directors hold office for an indefinite term continuing until the next meeting of stockholders at which directors are elected. Non-employee directors are paid $1,000 per quarter and $1,000 per meeting attended, and are reimbursed for expenses. In addition, the current non-employee directors have received non-qualified stock options to purchase an aggregate of 82,000 shares of Common Stock at the fair market value on the date of grant.

Compensation Committee Interlocks and Insider Participation

    Mr. Jenks is a member of the Compensation Committee and also provides consulting services to BioNebraska. In 1999, the Company paid him $113,205 for these consulting services. Mr. Sager is a member of the Compensation Committee. He is a managing partner of LaMont Asset Management SA, a firm which invested $24,750,000 in the Company's Common Stock in 1999.

    There are three elements to BioNebraska's executive compensation program: base salary, cash bonuses and long-term stock-based incentives. The Company believes that there should be a strong relationship between executive compensation and achievement of corporate goals.

PROPOSAL TWO
AMENDMENT TO 1993 STOCK PLAN

    The Board of Directors has adopted, subject to shareholder ratification, an amendment to the BioNebraska, Inc. 1993 Stock Plan (the "Stock Plan") which provides for an increase in the total number of shares available under the Stock Plan by 600,000 shares to a total of 2,140,000 shares. The Board of Directors deemed it prudent to increase the shares available for grant under the Stock Plan to facilitate future option grants. Assuming the increase is ratified, the total number of shares available under the Stock Plan (which is BioNebraska's only current plan under which stock options shares are granted to the Company's officers and employees) will constitute approximately 15% of BioNebraska's fully diluted outstanding shares.

Summary of the Stock Plan

    The Stock Plan, which was originally adopted in 1993 and, as subsequently amended, authorizes the grant of options to purchase up to 1,540,000 shares of Common Stock to key employees, consultants and directors. The Stock Plan is administered by BioNebraska's Board of Directors or, if the Board so determines, by a committee of "disinterested persons", as defined in the Stock Plan, who are appointed by the Board. The Board or the committee has the power to select recipients, make awards of stock options and adopt regulations and procedures for the Stock Plan.

    The Stock Plan permits the award of both stock options that qualify as "incentive stock options" under the Internal Revenue Code and options that do not so qualify ("non-qualified options'). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. The exercise price of incentive stock options must equal the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of BioNebraska's voting stock, not less than 110% of fair market value.) If Proposal Two is adopted, incentive stock options may be granted under the Stock Plan until June 7, 2010.

    The term of each option, which is fixed by the committee or the Board at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of BioNebraska's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the committee or the Board. The option grants provide that the vesting of options will be accelerated upon a change in control of the Company.

    The Stock Plan provides that, following the termination of an optionee's employment with BioNebraska, the optionee's vested options are exercisable for the lesser of ninety (90) days or the remaining term of the option, except if such optionee is terminated for "cause," in which event the optionee's options will immediately terminate. The Board has provided in all outstanding option agreements with employees that the options are exercisable for a period of ninety (90) days following the optionee's death, disability or retirement, or until the expiration of the stated term of the option, whichever is less. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

Grants of Options

    As of April 1, 2000, directors, officers, other employees and members of the Scientific and Medical Advisory Board held outstanding options under the Stock Plan to purchase a total of 1,552,000 shares, of which options to purchase 659,671 shares were exercisable. Twelve thousand options were granted subject to shareholder approval of an increase in the number of shares reserved under the Stock Plan. Of the total options outstanding, 785,511 options are held by the Named Executive Officers and 766,489 options are held by other employees, directors and consultants. Shares covered by expired or terminated stock options may be used for subsequent awards under the Stock Plan.

Federal Income Tax Treatment

    An optionee will not realize taxable income upon either the granting or exercise of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent or total disability). However, upon exercise of the incentive stock option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss provided the stock has been held for at least two years from the date of the option grant and at least one year after the stock was purchased. Such capital gain or loss will be treated as long-term capital gain or loss and taxed at a maximum rate of 20% if the stock was held for at least 18 months, and will be treated as mid-term capital gain or loss and taxed at a maximum rate of 28% if the stock was held for more than 12 months but less than 18 months. If the applicable holding periods are not satisfied, the option will be taxed as a non-qualified option.

    An optionee also will not realize taxable compensation income upon the grant of a non-qualified option. When an optionee exercises a non-qualified option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the sale of stock acquired pursuant to the non-qualified option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending upon whether the optionee has held the shares for more than one year. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

    The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his or her tax advisor as to his or her own particular circumstances and applicable laws and regulations.

Stockholder Approval

    Approval of the amendment to the Stock Plan requires the affirmative vote of a majority of voting power of the outstanding shares of BioNebraska's Common Stock and Series B, C, D, E, F and G Preferred Stock present and voting, either in person or by proxy, at the Annual Meeting.

The Board of Directors Recommends that Stockholders Vote "For"
Approval of the Proposed Amendment to the Stock Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table includes information as of June 7, 2000 regarding the beneficial ownership of BioNebraska, Inc. outstanding voting stock (Common Stock and Series B, C, D, E, F and G Preferred Stock on an as converted basis) (i) those stockholders known by BioNebraska to be the beneficial owners of more than five percent of its outstanding capital stock, (ii) by each director of BioNebraska, and (iii) each of the "Named Executive Officers" of BioNebraska, and (iv) by all current officers and directors as a group. The Company has 11,750 shares of outstanding Series A Preferred Stock which normally has no voting rights. Unless otherwise indicated, BioNebraska believes that all of the persons named below have sole voting and investment power with respect to the shares indicated opposite their respective names.

Name and Address of Beneficial Owner	Number of Shares(1),(2)		Percent of Outstanding Shares(1)
Common Stock and Series B, C, D, E, F and G Preferred Stock
LaMont Asset Management SA Baarerstrasse 10, P.O. Box 4639 6304 Zug/Switzerland	2,920,000		27.4%
John N. Irwin III 405 Park Avenue New York, NY 10022	1,273,489	(3)	12.0%
Hillside Capital Incorporated 405 Park Avenue New York, NY 10022	860,885		8.1%
Thomas R. Coolidge 3820 N.W. 46th Street Lincoln, Nebraska 68524-1637	731,266	(4)	6.8%
Medtronic, Inc. Corporate Center 7000 Central Avenue N.E. Minneapolis, MN 55432	679,602		6.4%
Fred W. Wagner, Ph.D.	289,653		2.7%
Barton Holmquist, Ph.D.	73,334		*
David S. Walker	0		*
Malcolm Riddell	50,000		*
Mario R. W. Ehlers, M.B., Ch. B. and Ph.D.	30,002		*
Walter R. Barry, III	18,667		*
Richard de Souza	0		*
Grant W. Denison, Jr.	0		*
Stephen W. Jenks	21,143		*
Erich Sager	6,666	(5)	*
All officers and directors as a group (11 persons)	1,220,731		11.0%

*
Represents less than 1%

(1)
Based on (i) 7,085,181 shares of Common Stock (each with one vote per share) outstanding, as of June 7, 2000, plus (ii) 3,666,979 votes based upon the voting rights of the outstanding shares of Series B, C, D, E, F and G Preferred Stock, which have voting power equal to the number of shares of Common Stock into which they are convertible.

(2)
Includes the following options under the Stock Plan which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement: Mr. Coolidge—180,000 shares; Dr. Wagner—113,334 shares; Dr. Holmquist—73,334 shares; Mr. Riddell—50,000 shares; Dr. Ehlers—30,002 shares; Mr. Barry—18,667 shares; Mr. Jenks—14,000 shares; Mr. Sager—6,667; and all officers and directors as a group—486,003 shares. Messrs. Walker, de Souza, and Denison each have outstanding options which are not currently exercisable.

(3)
Mr. Irwin is the Managing Director of Hillside Capital Incorporated. Includes (i) 860,885 shares held by Hillside Capital Incorporated; (ii) 93,005 shares issuable upon an option from the Company which is currently exercisable by Mr. Irwin; (iii) 40,584 shares held in trust for Mr. Irwin's benefit; and (iv) 27,056 shares held by or for the benefit of family members, as to which Mr. Irwin disclaims beneficial ownership.

(4)
Includes 96,387 shares held by members of his immediate family, as to which Mr. Coolidge disclaims beneficial ownership.

(5)
Mr. Sager is the Managing Partner of LaMont Asset Management SA.

STOCKHOLDER PROPOSALS FOR
2001 ANNUAL MEETING

    BioNebraska, Inc. expects to hold its 2001 Annual Meeting of Stockholders on or about July 26, 2001. The proxy rules of the Securities and Exchange Commission permit stockholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. BioNebraska expects to mail proxy materials in connection with its 2001 Annual Meeting of Stockholders on or about June 25, 2001. Shareholder proposals prepared in accordance with the proxy rules and to be presented at next year's meeting must be received by BioNebraska on or before February 26, 2001.

OTHER BUSINESS

    The management of the Company knows of no matter other than the foregoing to be brought for action before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

ADDITIONAL INFORMATION

    Stockholders with questions about the meeting should contact Roger Kramer, Director of Administration, at BioNebraska, Inc., 3820 N.W. 46th Street, Lincoln, Nebraska 68524-1637 (Tel. 800-786-2580).

                      By Order of the Board of Directors
                      Thomas R. Coolidge,                       Chairman of the Board

PROXY

BIONEBRASKA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR JULY 27, 2000 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Thomas R. Coolidge and Fred W. Wagner, or either of them, as Proxies with full power of substitution to vote in the manner set forth below all shares of Common Stock and voting Preferred Stock of BioNebraska, Inc. of record in the name of the undersigned at the close of business on June 7, 2000 at the Annual Meeting of Stockholders to be held in Minneapolis, Minnesota on July 27, 2000, or at any adjournment or adjournments, hereby revoking all former proxies:

1.
ELECTION OF THOMAS R. COOLIDGE, FRED W. WAGNER, Ph.D., WALTER R. BARRY, III, GRANT W. DENISON, JR., RICHARD A. DE SOUZA, STEPHEN W. JENKS AND ERICH SAGER TO THE BOARD OF DIRECTORS:

/ /  FOR ALL NOMINEES              / /  WITHHOLD AUTHORITY

TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, MARK FOR ALL NOMINEES AND CROSS OUT THE NAME(S) OF ANY NOMINEES WITH RESPECT TO WHICH YOU WISH TO WITHHOLD AUTHORITY.

2.
APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1993 STOCK PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AVAILABLE UNDER THE STOCK PLAN BY 600,000 SHARES:

    / /  FOR              / /  AGAINST               / /  ABSTAIN

3.
IN THEIR DISCRETION UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

    Please date and sign exactly as name(s) appears on corporate records, indicating, where proper, official position or representative capacity. For joint accounts, each joint owner should sign.

Dated:	, 2000

Signature
Name (typed or printed)
Signature if held jointly
Name (typed or printed)

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS
PROPOSAL TWO AMENDMENT TO 1993 STOCK PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
OTHER BUSINESS
ADDITIONAL INFORMATION